Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of QuickLogic Corporation of our report dated March 6, 2014 relating to the financial statements and financial statement schedule, which appears in QuickLogic Corporation’s Annual Report on Form 10-K for the year ended December 29, 2013.
 /s/ PricewaterhouseCoopers LLP
San Jose, California
November 16, 2015